UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2005

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

2005 Employee Equity Participation Program

At the Annual Meeting of Shareholders held on April 28, 2005, the Shareholders of the Company approved the 2005 Employee Equity Participation Program (the "2005 Program"). The description which follows is qualified in its entirety by reference to the full text of the 2005 Program as set forth in Exhibit 99.1.

Purpose: The 2005 Program is designed to provide a flexible mechanism to permit employees to obtain equity ownership in the Company, thereby increasing their proprietary interest in the Company’s growth and success.

Administration: The 2005 Program will be administered by a committee (the "Committee") appointed by the Board of Directors, consisting of three or more directors, each of whom meets each of the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and the definition of an "outside director" under the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee will report to the Board of Directors the individuals who are selected to participate in the 2005 Program and the extent of their participation in the 2005 Program. No member of the Committee or non-employee member of the Board is eligible to participate in the 2005 Program. The Committee may delegate to an executive officer of the Company certain rights and responsibilities, including the right to grant awards or options to individuals except that only the Committee may grant awards or options to officers and to persons who are not employees.

Eligibility and Participation: The Committee will select the individuals who are eligible to participate in the 2005 Program. These individuals may include key executive, managerial and technical employees (including officers and employees who are directors) as well as other persons who, while not employees, provide substantial advice or other assistance or services to the Company and its subsidiaries.

Number of Shares to be optioned or granted under the 2005 Program: Under the 2005 Program, the maximum number of shares of Corning Common Stock that may be optioned or granted to eligible participants is 115,000,000. Shares available for option or grant in a given year but not actually granted in such year may be carried over and used in a succeeding year.

Amendment, Administration and Termination. The 2005 Program expires May 1, 2010 and no shares may be optioned or awarded and no rights to receive shares may be granted after that date. The Board of Directors is authorized to terminate or amend the 2005 Program, except that it may not increase the number of shares available thereunder or reduce the minimum stock option and stock appreciation right exercise prices below fair market value.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99 2005 Employee Participation Program (incorporated by reference to Appendix I to the Company’s Notice of 2005 Annual Meeting of Shareholders and Proxy Statement filed on March 1, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

May 2, 2005	By:	/s/ Katherine A. Asbeck

Name: Katherine A. Asbeck
Title: Senior Vice President and Controller